Exhibit 99.1
VERITAS SOFTWARE CORPORATION
FINANCIAL STATEMENTS AS OF AND FOR THE THREE AND
SIX MONTHS ENDED JUNE 30, 2005
      The consolidated financial statements of VERITAS Software Corporation (referred to in the exhibit as the “Company”) as of and for the three and six months ended June 30, 2005 are provided in this exhibit. The consolidated financial statements included in this exhibit are as follows:

Page

Financial Statement Description
Condensed Consolidated Balance Sheets as of June 30, 2005 and December 31, 2004	2
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2005 and 2004	3
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004	4
Notes to Condensed Consolidated Financial Statements	5

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,176,264	$700,108
Short-term investments	1,768,641	1,853,092
Accounts receivable, net of allowance for doubtful accounts of $3,991 and $4,698, respectively	252,406	393,897
Other current assets	65,889	103,917
Deferred income taxes	43,930	44,311

Total current assets	3,307,130	3,095,325
Property and equipment, net	579,751	585,243
Other intangibles, net	141,482	153,373
Goodwill, net	1,981,124	1,953,432
Other non-current assets	26,585	24,375
Deferred income taxes	71,870	76,811

	$6,107,942	$5,888,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Credit agreement	$496,645	$—
Accounts payable	17,096	38,440
Accrued compensation and benefits	133,065	152,443
Accrued acquisition and restructuring costs	16,230	18,203
Other accrued liabilities	71,844	102,118
Current portion of long-term debt	—	380,630
Income taxes payable	199,142	126,873
Deferred revenue	520,994	547,853

Total current liabilities	1,455,016	1,366,560
Convertible subordinated notes	520,000	520,000
Accrued acquisition and restructuring costs	41,100	47,877
Other long-term liabilities	29,113	30,431

Total liabilities	2,045,229	1,964,868
Stockholders’ equity:
Common stock	430	424
Additional paid-in capital	4,952,946	4,875,420
Accumulated deficit	(853,752)	(966,665)
Deferred stock-based compensation	(19,230)	(29,346)
Accumulated other comprehensive income (loss)	(17,681)	43,858

	4,062,713	3,923,691

	$6,107,942	$5,888,559

See accompanying notes to condensed consolidated financial statements.

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(Unaudited)		(Unaudited)
	(In thousands, except per		(In thousands, except per
	share amounts)		share amounts)
Net revenue:
User license fees	$284,531	$269,916	$607,773	$572,325
Services	244,790	215,118	480,806	398,456

Total net revenue	529,321	485,034	1,088,579	970,781
Cost of revenue:
User license fees	8,125	8,878	16,737	18,397
Services(1)	82,823	66,812	161,868	132,655
Amortization of developed technology	8,052	4,055	15,476	7,879

Total cost of revenue	99,000	79,745	194,081	158,931

Gross profit	430,321	405,289	894,498	811,850
Operating expenses:
Selling and marketing(1)	171,250	151,580	336,902	294,618
Research and development(1)	109,974	83,580	207,484	163,504
General and administrative(1)	61,099	46,389	149,006	94,138
Amortization of other intangibles	2,458	2,409	4,888	4,803
In-process research and development	—	—	—	400

Total operating expenses	344,781	283,958	698,280	557,463

Income from operations	85,540	121,331	196,218	254,387
Interest and other income, net	17,790	10,438	33,322	21,764
Interest expense	(1,703)	(6,000)	(6,901)	(11,702)
Gain on strategic investments	42	—	774	7,496

Income before income taxes	101,669	125,769	223,413	271,945
Provision for income taxes	63,458	39,299	110,500	85,427

Net income	$38,211	$86,470	$112,913	$186,518

Net income per share:
Basic	$0.09	$0.20	$0.26	$0.43

Diluted	$0.09	$0.20	$0.26	$0.42

Number of shares used in computing per share amounts — basic	427,822	431,943	426,811	431,329

Number of shares used in computing per share amounts — diluted	433,387	442,361	432,964	443,622

(1)	Amortization of stock-based compensation consists of:

Services	$572	$66	$973	$303
Selling and marketing	935	981	2,331	3,862
Research and development	1,194	614	2,525	1,836
General and administrative	48	24	108	768

Total amortization of stock-based compensation	$2,749	$1,685	$5,937	$6,769

See accompanying notes to condensed consolidated financial statements.

VERITAS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,

	2005	2004

	(Unaudited)
	(In thousands)
Cash flows from operating activities:
Net income	$112,913	$186,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,760	59,731
Amortization of developed technology	15,476	7,879
Amortization of other intangibles	4,888	4,803
In-process research and development	—	400
Provision for (recovery of) allowance for doubtful accounts	708	(836)
Stock-based compensation	5,937	6,769
Tax benefits from stock plans	8,001	8,618
Gain on strategic investments	(774)	(7,496)
Loss on sale and disposal of assets	62	909
Deferred income taxes	4,926	(18,923)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	129,275	77,729
Other assets	34,516	(8,053)
Accounts payable	(20,933)	863
Accrued compensation and benefits	(16,641)	(13,911)
Accrued acquisition and restructuring costs	(7,691)	(12,888)
Other liabilities	(30,411)	(10,268)
Income taxes payable	72,463	17,517
Deferred revenue	(11,641)	21,633

Net cash provided by operating activities	362,834	320,994
Cash flows from investing activities:
Purchases of investments	(636,234)	(1,651,284)
Sales and maturities of investments	717,000	1,624,392
Purchases of property and equipment	(54,214)	(53,005)
Purchases of businesses and technologies, net of cash acquired	(57,064)	(68,987)

Net cash used for investing activities	(30,512)	(148,884)
Cash flows from financing activities:
Proceeds from credit agreement, net of issuance costs	496,136	—
Repayment of long-term debt	(380,630)	—
Additional issuance costs for convertible subordinated debt	—	(170)
Proceeds from issuance of common stock	74,700	52,249

Net cash provided by financing activities	190,206	52,079
Effect of exchange rate changes	(46,372)	1,258

Net increase in cash and cash equivalents	476,156	225,447
Cash and cash equivalents at beginning of period	700,108	823,171

Cash and cash equivalents at end of period	$1,176,264	$1,048,618

Supplemental disclosures:
Cash paid for interest	$8,027	$8,855

Cash paid for income taxes	$23,216	$88,674

See accompanying notes to condensed consolidated financial statements.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation
      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results for the interim periods presented are not necessarily indicative of the results that may be expected for any future period. The following information should be read in conjunction with the consolidated financial statements and accompanying notes included in VERITAS Software Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

2.	Merger of VERITAS with Symantec Corporation
      On December 16, 2004, VERITAS Software Corporation (the “Company”) and Symantec Corporation (“Symantec”) announced that the companies had entered into a definitive agreement (the “Agreement”) to merge in an all-stock transaction. Under the Agreement, all shares of the Company’s stock were converted into Symantec stock at a fixed exchange ratio of 1.1242 shares of Symantec common stock for each outstanding share of VERITAS common stock on the closing date, July 2, 2005. Upon closing, Symantec stockholders owned approximately 60 percent and VERITAS stockholders owned approximately 40 percent of the combined company.
      Because Symantec acquired the Company subsequent to June 30, 2005, the accompanying unaudited condensed consolidated financial statements are presented on a stand-alone basis for the Company and do not take into account the impact of purchase accounting or other adjustments contemplated by Symantec in connection with its accounting for the acquisition of the Company. Additionally, the Company’s liabilities and related expenses have been recorded without consideration of continuing operations beyond consummation of the merger.

3.	Repatriation of Cash and Associated Credit Agreement
      On June 24, 2005, VERITAS Software International Holding Limited, (the “Borrower”), a subsidiary of VERITAS Software Corporation, and Bank of America, N.A., (the “Lender”), entered into a $500 million Non-Revolving 364-Day Credit Agreement (the “Credit Agreement”), denominated in its Euro based equivalent. VERITAS Software Corporation and several other subsidiaries (collectively, the “Guarantors”) have entered into a guaranty in favor of the Lender guaranteeing all of the obligations of the Borrower under the Credit Agreement. The proceeds of the loans under the Credit Agreement were used solely to purchase shares of VERITAS Software Holdings Limited from VERITAS Operating Corporation. The purchase of the shares effected a cash distribution of foreign earnings to VERITAS Operating Corporation, which qualified for the 85% dividends received deduction under the American Jobs Creation Act of 2004 (“the Act”), enacted on October 22, 2004. In accordance with the Act, the Company recorded a tax expense of approximately $28.9 million for the three and six months ended June 30, 2005.
      The Credit Agreement provided for up to $500 million of loans and was secured by a pledge of all shares of VERITAS Software Holdings Limited. The loans under the Credit Agreement accrued interest at a rate equal to London Inter Bank Offered Rate, (“LIBOR”) plus 1%. In addition, the Borrower paid fees of approximately $500,000 on the closing date of the Credit Agreement, which was June 24, 2005. As of June 30, 2005, $497 million was outstanding under the Credit Agreement.
      Pursuant to the financial covenants in the Credit Agreement, the Company must maintain at all times (i) a consolidated tangible net worth of at least $1.7 billion and (ii) a consolidated quick ratio (defined as the ratio of the aggregate value of (a) all accounts receivable and (b) cash and cash equivalents for the

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Guarantors on a combined basis, not subject to any lien, to the consolidated current liabilities of VERITAS and its subsidiaries) of at least 1.25 to 1. In addition, the Credit Agreement contains other customary restrictive covenants as well as certain customary events of default. As of June 30, 2005, the Company was in compliance with all covenants.
      Upon the consummation of the merger of VERITAS with Symantec Corporation, the Borrower was required to prepay all amounts outstanding under the Credit Agreement within 10 business days, together with accrued interest and any other amounts owing thereunder. On July 5, 2005 the Borrower entered into an intercompany loan agreement with Symantec Ltd for EURO 411 million(approximately $499 million USD). The proceeds of this intercompany loan were used to satisfy in full the prepayment requirement pursuant to the Credit Agreement. All amounts outstanding under the Credit Agreement were fully repaid on July 7, 2005.

4.	Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

5.	Accounting for Stock-Based Compensation
      The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and the disclosure requirements of Statement of Financial Accounting Standards (“SFAS”) No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123. Since the exercise price of options granted under the Company’s stock option plans is equal to the market value on the date of grant, no compensation cost has been recognized for grants under such plans. In accordance with APB Opinion No. 25, the Company does not recognize compensation cost related to its employee stock purchase plan. The Company recognizes stock-based compensation expense in connection with stock options assumed in acquisitions and its grants of restricted stock units over the applicable service period which is generally equal to the vesting period. The following table illustrates the effect on net income and net income per share if the Company had accounted for its stock option and stock purchase plans under the fair value method of accounting under SFAS No. 123, Accounting for Stock-Based Compensation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands, except per share amounts)
Net income (loss):
As reported	$38,211	$86,470	$112,913	$186,518
Add:
Stock-based compensation expense included in net income, net of tax	1,693	1,112	3,657	4,468
Less:
Total stock-based compensation expense determined under the fair value method for all awards, net of tax	(28,540)	(76,313)	(66,848)	(147,429)

Pro forma	$11,364	$11,269	$49,722	$43,557

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands, except per share amounts)
Basic income per share:
As reported	$0.09	$0.20	$0.26	$0.43

Pro forma	$0.03	$0.03	$0.12	$0.10

Diluted income per share:
As reported	$0.09	$0.20	$0.26	$0.42

Pro forma	$0.03	$0.03	$0.12	$0.10

      For the pro forma amounts determined under SFAS No. 123, as set forth above, the fair value of each stock option grant under the stock option plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Risk-free interest rate	3.81%	3.36%	3.75%	2.74%
Dividend yield	0%	0%	0%	0%
Weighted average expected life	4.0 years	4.0 years	4.0 years	4.0 years
Volatility of common stock	43%	52%	45%	54%
      The fair value of the employees’ purchase rights under the employee stock purchase plan is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for these rights:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

Risk-free interest rate	1.00% - 3.41%	n/a	1.00% - 3.41%	1.00% - 1.87%
Dividend yield	0%	n/a	0%	0%
Weighted average expected life	6 to 24 months	n/a	6 to 24 months	6 to 24 months
Volatility of common stock	60%	n/a	60%	86%
      The employee stock purchase plan was terminated on June 30, 2005 as a result of the merger. The last stock purchase under the employee stock purchase plan occurred on June 30, 2005. There were no stock purchases under the employee stock purchase plan for the three months ended June 30, 2004.
      In 2004, the Company granted restricted stock units to certain employees resulting in stock-based compensation expense of $0.9 million and $1.8 million for the three and six months ended June 30, 2005 and $1.0 million for the three and six months ended June 30, 2004. The compensation expense related to the restricted stock units is charged to the statement of operations over the vesting period, which is 3 to 4 years.
      As a result of the Company’s restatement of its financial statements for 2002 and 2001 and the delay in filing its Form 10-K for the year ended December 31, 2003, the Company suspended option-holders’ ability to use the Company’s registration statements for its stock option plans (the “Plans”). As a result, option-holders were unable to exercise options under the Plans until such time as the Company filed its Form 10-K for the year ended December 31, 2003 and lifted the suspension on the use of the registration statements. Pursuant to the terms of the Plans, options held by certain former employees of the Company were scheduled to expire during the suspension period. On March 15, 2004, the Company extended the expiration date of such options

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
for a period of 15 days from the date of filing the Form 10-K, which was considered a modification of such options. For the six months ended June 30, 2004, $4.3 million was expensed in the statement of operations as a result of this modification.

6.	Recent Accounting Pronouncements
      In May 2005, the Financial Accounting Standards Board, (“FASB”), issued SFAS, No. 154, Accounting Changes and Error Corrections, which replaces Accounting Principles Board Opinions, or APB, No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not believe the adoption of SFAS No. 154 will have a material impact on its consolidated financial position, results of operations, or cash flows.
      In March 2005, the FASB issued FASB Interpretation No. (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations. FIN 47 clarifies when an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. It also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective for our fiscal year ending December 31, 2005. The Company does not believe the adoption of FIN 47 will have a material effect on its financial position, results of operations or cash flows.
      In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, including the issuance of stock options and other stock-based compensation to employees. Public companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. The Statement is effective for annual periods beginning after June 15, 2005. See Note 5, Accounting for Stock-Based Compensation, for the pro forma net income and per share amounts for the three and six months ended June 30, 2005 and 2004 as if we had used a fair value-based method similar to the requirements of SFAS No. 123R to measure stock-based compensation expense. We are currently quantifying the impact this Statement will have on our financial position and results of operations. The Company does not believe the adoption of SFAS No. 123R will have a material effect on its cash flows.
      In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an Amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 153 will have a material effect on its financial position, results of operations or cash flows.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Net Income per Share
      The following table sets forth the computation of basic and diluted net income per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands, except per share amounts)
Numerator:
Net income	$38,211	$86,470	$112,913	$186,518
Denominator:
Denominator for basic net income per share — weighted average shares outstanding	427,822	431,943	426,811	431,329
Potential common shares	5,565	10,418	6,153	12,293

Denominator for diluted net income per share	433,387	442,361	432,964	443,622

Basic net income per share	$0.09	$0.20	$0.26	$0.43

Diluted net income per share	$0.09	$0.20	$0.26	$0.42

      For the three and six months ended June 30, 2005 and 2004, potential common shares consist of employee stock options using the treasury stock method. The following table sets forth the potential common shares that were excluded from the net income per share computations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands)
Employee stock options outstanding(1)	47,714	39,961	44,933	31,726
0.25% convertible subordinated notes(2)	11,274	11,274	11,274	11,274

(1)	These employee stock options were excluded from the computation of diluted net income per share because the exercise price was greater than the average market price of the Company’s common stock during the period, and therefore the effect is antidilutive.

(2)	Potential common shares related to the Company’s 0.25% convertible subordinated notes were excluded from the computation of diluted net income per share because the effective conversion price was higher than the average market price of the Company’s common stock during the period, and therefore the effect is antidilutive.
      The weighted average exercise prices of employee stock options with exercise prices exceeding the average fair value of the Company’s common stock was $45.57 and $56.70 per share for the three months ended June 30, 2005 and 2004, respectively, and $47.31 and $63.93 per share for the six months ended June 30, 2005 and 2004, respectively.

8.	Business Combinations

DataCenterTechnologies NV
      On April 15, 2005, the Company acquired all of the outstanding capital stock of DataCenterTechnologies NV (“DCT”), a privately held Belgian Company. The Company acquired DCT to extend centralized data protection to remote office locations of enterprise customers. The DCT acquisition included total purchase consideration of approximately $60.3 million, which included $56.9 million of cash and $3.4 million of acquisition-related costs. The purchase price was allocated to goodwill of $39.7 million, developed technology

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of $16.9 million, other intangible assets of $0.4 million and net tangible assets of $3.3 million. The Company does not expect future adjustments to the purchase price or purchase price allocation to be material. The weighted average amortization period for all purchased intangibles is 4 years. Acquisition-related costs consist of $3.2 million for legal and other professional fees and $0.2 million of severance related costs. Total cash outlays for acquisition-related costs were approximately $3.1 million through June 30, 2005. The results of operations of DCT were included in the Company’s consolidated financial statements from the date of acquisition. The pro forma impact of the acquisition on the Company’s results of operations is not significant.

KVault Software Limited
      On September 20, 2004, the Company acquired all of the outstanding capital stock of KVault Software Limited (“KVS”), a provider of e-mail archiving products. The Company acquired KVS to extend its storage software market to include products to store, manage, backup and archive corporate e-mail and data. The KVS acquisition included total purchase consideration of $249.2 million, which included $224.1 million of cash, $19.6 million relating to the assumption of KVS’ outstanding unvested stock options for 1.2 million shares of the Company’s common stock and $5.5 million of acquisition-related costs. The purchase price was allocated to goodwill of $144.1 million, developed technology of $54.3 million, customer base of $18.1 million, other intangible assets of $2.6 million, in-process research and development (“IPR&D”) of $11.5 million, net tangible assets of $1.4 million and deferred stock-based compensation of $17.2 million. The Company does not expect future adjustments to the purchase price or purchase price allocation to be material. The weighted average amortization period for all purchased intangibles is 5.0 years.
      Acquisition-related costs of $5.5 million consist of $2.2 million associated with legal and other professional fees, $2.1 million for terminating and satisfying existing lease commitments, $0.1 million of severance related costs and $1.1 million of government taxes associated with the acquisition. Costs associated with terminating and satisfying existing lease commitments will be paid over the remaining lease terms ending in 2006 through 2015 or over a shorter period as the Company may negotiate with its lessors. The majority of costs are currently scheduled to be paid by the year ending December 31, 2008. Total cash outlays for acquisition-related costs were approximately $3.2 million for professional fees and government taxes and $0.1 million of severance related costs through June 30, 2005.
      The results of operations of KVS were included in the Company’s consolidated financial statements from September 21, 2004. The pro forma results of operations disclosed below give effect to the acquisition of KVS as if the acquisition was consummated on January 1, 2004.

Invio Software, Inc.
      On July 14, 2004, the Company acquired all of the outstanding capital stock of Invio Software, Inc. (“Invio”), a privately held supplier of information technology (“IT”) process automation technology. The Company acquired Invio to extend the capability of software products that enable utility computing by offering customers a tool for standardizing and automating IT service delivery in key areas such as storage provisioning, server provisioning and data protection. The Invio acquisition included purchase consideration of approximately $35.4 million which included $34.9 million in cash and $0.5 million of acquisition-related costs. The purchase price was allocated to goodwill of $22.8 million, developed technology of $7.7 million, net deferred tax assets of $4.6 million and net tangible assets of $0.3 million. The amortization period for the developed technology is 4.0 years. Acquisition-related costs consist of $0.5 million for legal and other professional fees, all of which have been paid. The results of operations of Invio were included in the Company’s consolidated financial statements from the date of acquisition. The pro forma impact of the acquisition on the Company’s results of operations is not significant.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Ejasent, Inc.
      On January 20, 2004, the Company acquired all of the outstanding capital stock of Ejasent, Inc. (“Ejasent”), a privately held provider of application virtualization technology for utility computing. The Company acquired Ejasent to add important application migration technology, which allows IT personnel to move an application from one server to another without disrupting or terminating the application, to the Company’s utility computing portfolio. The Ejasent acquisition included purchase consideration of $61.2 million, with $47.8 million in cash and $13.4 million of acquisition-related costs. The purchase price was allocated to goodwill of $33.0 million, developed technology of $10.2 million, other intangibles of $1.9 million, IPR&D of $0.4 million, net deferred tax assets of $15.9 million and net tangible liabilities of $0.2 million. The weighted average amortization period for all purchased intangible assets is 4.4 years. Acquisition-related costs consist of $11.2 million of change in control bonuses and direct transaction costs of $2.2 million for legal and other professional fees, all of which have been paid. The results of operations of Ejasent were included in the Company’s consolidated financial statements from the date of acquisition. The pro forma impact of the acquisition on the Company’s results of operations is not significant.

Pro Forma Results of Operations
      The results of operations of KVS were included in the Company’s consolidated financial statements from the date of acquisition. The following table presents pro forma results of operations and gives effect to the acquisition of KVS as if the acquisition was consummated on January 1, 2004. The unaudited pro forma results of operations are not necessarily indicative of what would have occurred had the acquisition been made as of the beginning of the period or of the results that may occur in the future. Net income excludes the write-off of acquired IPR&D of $11.5 million and includes amortization of intangible assets per quarter of $3.7 million. Net income also includes amortization of deferred compensation per quarter of $2.0 million. The unaudited pro forma information is as follows:

	Three Months Ended	Six Months Ended
	June 30, 2004	June 30, 2004

	(In thousands, except per share amounts)
Total net revenue	$495,271	$991,100
Net income	$78,086	$171,289
Net income per share — basic	$0.18	$0.40
Net income per share — diluted	$0.18	$0.39

9.	Goodwill and Other Intangible Assets
      On January 1, 2002, the Company adopted SFAS No. 142. As a result, the Company no longer amortizes goodwill but tests it for impairment annually and whenever events or changes in circumstances suggest that the carrying amount may not be recoverable.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table sets forth the carrying amount of goodwill. Goodwill also includes amounts originally allocated to assembled workforce (in thousands):

Balance at December 31, 2004	$1,953,432
Impact of exchange rates	(3,793)

Balance at March 31, 2005	1,949,639
Goodwill acquired	39,727
Adjustments for prior acquisitions	(314)
Impact of exchange rates	(7,928)

Balance at June 30, 2005	$1,981,124

      The following tables set forth the carrying amount of other intangible assets that will continue to be amortized, including the impact of exchange rates:

	June 30, 2005

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount

	(In thousands)
Developed technology	$378,358	$274,095	$104,263
Distribution channels	234,800	234,800	—
Trademarks	29,288	27,045	2,243
Other intangible assets	79,477	49,602	29,875

Intangibles related to acquisitions	721,923	585,542	136,381
Debt issuance costs	13,093	7,992	5,101

Total other intangibles	$735,016	$593,534	$141,482

	December 31, 2004

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount

	(In thousands)
Developed technology	$365,568	$258,250	$107,318
Distribution channels	234,800	234,800	—
Trademarks	29,433	26,214	3,219
Other intangible assets	80,153	44,037	36,116

Intangibles related to acquisitions	709,954	563,301	146,653
Debt issuance costs	12,595	5,875	6,720

Total other intangibles	$722,549	$569,176	$153,373

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The total amortization expense related to developed technology and other intangible assets is set forth in the table below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands)
Developed technology	$8,429	$4,433	$16,231	$8,634
Trademarks	423	288	849	575
Other intangible assets	2,898	2,519	5,767	4,788

Total amortization expense	$11,750	$7,240	$22,847	$13,997

      Total amortization expense for intangible assets includes approximately $1.2 million and $0.8 million, respectively, for the three months ended June 30, 2005 and 2004, and approximately $2.5 million and $1.3 million, respectively, for the six months ended June 30, 2005 and 2004, that was included in cost of user license fees.
      Amortization of the debt issuance costs for the three months ended June 30, 2005 and 2004, of $1.1 million and $1.0 million, respectively, and for the six months ended June 30, 2005 and 2004 of $2.1 million, was included in interest expense.

10.	Strategic Investments
      The Company holds investments in capital stock of privately-held companies. The total carrying amount of these strategic investments was $2.7 million as of June 30, 2005 and December 31, 2004. These strategic investments are included in other non-current assets. During the six months ended June 30, 2005 and 2004, the Company realized gains of $0.8 million and $7.5 million, respectively, related to its strategic investments. Other-than-temporary declines in the fair value of the Company’s strategic investments are determined based on the value of the investee’s stock, its inability to obtain additional private financing, its cash position and current burn rate, the status and competitive position of the investee’s products and the uncertainty of its financial condition among other factors. The Company recorded no impairment losses on strategic investments for the three and six months ended June 30, 2005 or 2004.

11.	Accrued Acquisition and Restructuring Costs
      In the fourth quarter of 2002, the Company’s board of directors approved a facility restructuring plan to exit and consolidate certain of the Company’s facilities located in 17 metropolitan areas worldwide. The facility restructuring plan was adopted to address overcapacity in its facilities as a result of lower than planned headcount growth in these metropolitan areas. In connection with this facility restructuring plan, the Company recorded a net restructuring charge (the “2002 Facility Accrual”) to operating expenses of $96.1 million in the fourth quarter of 2002. The 2002 Facility Accrual was originally comprised of (i) $86.9 million associated with terminating and satisfying remaining lease commitments, partially offset by sublease income net of related sublease costs and (ii) write-offs of $9.2 million for net assets.
      In the third quarter of 2004, the Company acquired KVS and, as a result, reversed $9.6 million, net, of the 2002 Facility Accrual related to previously restructured facilities to be occupied by KVS personnel. As of June 30, 2005, the remaining balance of the 2002 Facility Accrual was $46.7 million. For the three months ended June 30, 2005, cash outlays of $2.0 million and the impact of foreign exchange rates of $0.4 million were recognized. Restructuring costs are currently scheduled to be paid over the remaining lease terms, ending at various dates through 2022. The majority of costs are currently scheduled to be paid by the year ending December 31, 2010.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company is in the process of seeking suitable subtenants for these facilities. The estimates related to the 2002 Facility Accrual may vary significantly depending, in part, on factors that are beyond the Company’s control, including the impact of any restructuring plans of Symantec, the commercial real estate market in the applicable metropolitan areas, its ability to obtain subleases related to these facilities and the time period to do so, the sublease rental market rates and the outcome of negotiations with lessors regarding terminations of some of the leases. Adjustments to the 2002 Facility Accrual will be made if actual lease exit costs or sublease income differ materially from amounts currently expected. Because a portion of the 2002 Facility Accrual relates to international locations, the accrual is affected by exchange rate fluctuations.
      As of June 30, 2005, accrued acquisition and restructuring costs consisted of the 2002 Facility Accrual discussed above, acquisition-related costs discussed in Note 8 and other accrued acquisition and restructuring charges incurred from 1999 through 2004, net of cash payments made.
      The components of accrued acquisition and restructuring costs and movements within these components through June 30, 2005 were as follows:

	Direct	Involuntary
	Transaction	Termination	Facility
	Costs	Benefits	Related Costs	Total

	(In millions)
Balance at December 31, 2004	$0.4	$0.1	$65.6	$66.1
Cash payments	—	—	(4.5)	(4.5)
Impact of exchange rates	—	—	(0.5)	(0.5)

Balance at March 31, 2005	0.4	0.1	60.6	61.1
Additions	3.2	0.2	—	3.4
Cash payments	(3.1)	(0.1)	(3.3)	(6.5)
Impact of exchange rates	—	—	(0.7)	(0.7)

Balance at June 30, 2005	$0.5	$0.2	$56.6	$57.3

12.	Convertible Subordinated Notes
      In August 2003, the Company issued $520.0 million of 0.25% convertible subordinated notes due August 1, 2013 (“0.25% Notes”) for which the Company received net proceeds of approximately $508.2 million, to several initial purchasers in a private offering. The 0.25% Notes were issued at their face value and provide for semi-annual interest payments of $0.7 million each February 1 and August 1, beginning February 1, 2004. Effective as of January 28, 2004, the 0.25% Notes began accruing additional interest at a rate of 0.25% as a result of the Company’s registration statement having not been declared effective by the SEC on or before the 180th day following the original issuance of the 0.25% Notes and the 0.25% Notes continued to accrue additional interest at that rate until April 27, 2004, the 90th day following such registration default. On April 28, 2004, the 0.25% Notes began to accrue additional interest at a rate of 0.50% per annum and continued to accrue such additional interest until November 23, 2004, the day prior to the date on which the registration statement was declared effective. Effective as of January 30, 2005, the 0.25% Notes began to accrue additional interest at a rate of 0.25% per annum as a result of the Company’s registration statement having been suspended by the Company beyond its permitted grace period. The 0.25% Notes accrued additional interest at this rate until April 30, 2005. On May 1, 2005, the 0.25% Notes began to accrue additional interest at a rate of 0.50% per annum and continued to accrue additional interest at this rate until May 18, 2005, the day prior to the date on which the suspension of the registration statement was lifted. On July 2, 2005, the Company consummated its merger with Symantec Corporation. In connection with the merger, the Company, Symantec Corporation and U.S. Bank National Association, as Trustee, entered into a Second Supplemental Indenture. As a result of the Second Supplemental Indenture, the

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
0.25% Notes became convertible into shares of common stock of Symantec at a conversion rate of 24.37288 shares per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $41.03 per share of Symantec common stock. Symantec agreed to fully and unconditionally guarantee all of the Company’s obligations under the 0.25% Notes and the indenture, including all payments of principal and interest. Pursuant to the terms of a supplemental indenture dated as of October 25, 2004, the Company is required to deliver cash to holders upon conversion, except to the extent that its conversion obligation exceeds the principal amount of the notes converted, in which case, the Company will have the option to satisfy the excess (and only the excess) in cash and/or shares of common stock.
      The conversion rate of the 0.25% Notes is subject to adjustment upon the occurrence of specified events, as defined. On or after August 5, 2006, the Company has the option to redeem all or a portion of the 0.25% Notes at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest. On August 1, 2006 and August 1, 2008, or upon the occurrence of a fundamental change involving Symantec, holders of the 0.25% Notes may require the Company to repurchase their notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

13.	Long-Term Debt
      In 1999 and 2000, the Company entered into three build-to-suit lease agreements for office buildings in Mountain View, California, Roseville, Minnesota and Milpitas, California. The Company began occupying the Roseville and Mountain View facilities in May and June 2001, respectively, and began occupying the Milpitas facility in April 2003. Prior to July 1, 2003, the Company accounted for these properties as operating leases in accordance with SFAS No. 13, Accounting for Leases, as amended. On July 1, 2003, the Company adopted FIN 46. Under Financial Accounting Standards Board Interpretation Number (“FIN”) 46, the lessors of the facilities are considered variable interest entities, and the Company was considered the primary beneficiary. Accordingly, the Company began consolidating these variable interest entities on July 1, 2003 and included the property and equipment and related debt on its balance sheet and the results of operations in its consolidated statement of operations from July 1, 2003. In March 2005, the Company acquired these properties for an aggregate cash purchase price of approximately $384 million, which included approximately $3 million for accrued interest. As of June 30, 2005, there was no remaining debt balance related to these properties.
      In January 2002, the Company entered into two three-year pay fixed, receive floating, interest rate swaps for the purpose of hedging the cash payments related to the Mountain View and Roseville agreements. Under the terms of these interest rate swaps, the Company made payments based on the fixed rate and received interest payments based on the 3-month LIBOR rate. The aggregate interest payments on the debt agreements, including the net payments on the interest rate swaps, were $3.5 million and $8.0 million, respectively, for the six months ended June 30, 2005 and 2004, and $4.0 million for the three months ended June 30, 2004, and were included in interest expense in the consolidated statements of operations in accordance with FIN 46. In connection with the purchase of the properties described above, the Company settled the interest rate swaps in March 2005 with no impact to the statement of operations.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Comprehensive Income
      The following are the components of comprehensive income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands)
Net income	$38,211	$86,470	$112,913	$186,518
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(36,818)	23	(58,810)	(2,105)
Derivative financials instrument adjustments	—	2,423	1,730	3,343
Unrealized gain (loss) on marketable securities	7,261	(11,210)	(4,459)	(9,915)

Comprehensive income	$8,654	$77,706	$51,374	$177,841

      The components of accumulated other comprehensive income are:

	June 30,	December 31,
	2005	2004

	(In thousands)
Foreign currency translation adjustments	$(867)	$57,943
Derivative financial instrument adjustments	—	(1,730)
Unrealized loss on marketable securities	(16,814)	(12,355)

Accumulated other comprehensive income (loss)	$(17,681)	$43,858

15.	Derivative Financial Instruments
      As of June 30, 2005, the total gross notional amount of the Company’s foreign currency forward contracts was approximately $181.7 million, all of which hedge intercompany accounts, as well as non-functional currency denominated cash, cash equivalents, short-term investments and accounts receivable of certain of its international subsidiaries. The forward contracts had terms of 31 days or less and settled on July 29, 2005. All foreign currency transactions and all outstanding forward contracts are marked-to-market at the end of the period with unrealized gains and losses included in interest and other income, net. The unrealized gain (loss) on the outstanding forward contracts at June 30, 2005 was immaterial to the Company’s consolidated financial statements.

16.	Credit Facility
      During 2002, the Company’s Japanese subsidiary entered into a short-term credit facility with a multinational Japanese bank in the amount of 1.0 billion Japanese yen ($9.1 million USD). At June 30, 2005 and December 31, 2004, no amount was outstanding. Borrowings under the short-term credit facility bear interest at Tokyo Inter Bank Offered Rate plus 0.5%. There are no covenants on the short-term credit facility and the loan has been guaranteed by VERITAS Software Global LLC, a wholly-owned subsidiary of the Company. The short-term credit facility was renewed in March 2005 and was terminated upon the consummation of the merger of VERITAS with Symantec.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Commitments

Acquired Technology
      On October 1, 2002, the Company acquired volume replicator software technology for $6.0 million and contingent payments of up to another $6.0 million based on future revenues generated by the acquired technology. The contingent payments will be paid quarterly over 40 quarters, in amounts between $150,000 and $300,000. The Company issued a promissory note payable in the principal amount of $5.0 million, representing the present value of the Company’s minimum payment obligations under the purchase agreement for the acquired technology, which are payable quarterly commencing in the first quarter of 2003 and ending in the fourth quarter of 2012. The contingent payments in excess of the quarterly minimum obligations will be paid as they may become due. The outstanding balance of the note payable was $3.9 million as of June 30, 2005 and $4.1 million as of December 31, 2004 and is included in other long-term liabilities.

18.	Contingencies

SEC Related Matters
      SEC Investigation. Since the September quarter of 2002, the Company has received subpoenas issued by the Securities Exchange Commission in the investigation entitled In the Matter of AOL/Time Warner. The SEC has requested information regarding the Company’s transactions with AOL Time Warner (“AOL”) and related accounting and disclosure matters. The Company’s transactions with AOL, entered into in September 2000, involved a software and services purchase by AOL at a stated value of $50.0 million and the purchase by the Company of advertising services from AOL at a stated value of $20.0 million. In March 2003, the Company restated its financial statements for 2001 and 2000 to reflect a reduction in revenues and expenses of $20.0 million. The restatement included an additional reduction in revenues and expenses of $1.0 million related to two other contemporaneous transactions with other parties entered into in 2000 that involved software licenses and the purchase of online advertising services. In March 2005, the SEC charged AOL with securities fraud pursuant to a complaint entitled Securities and Exchange Commission v. Time Warner, Inc. In its complaint, the SEC described certain transactions between AOL and a “California-based software company that creates and licenses data storage software” that appears to reference the Company’s transactions with AOL as described above, and alleged that AOL aided and abetted that California-based software company in violating Section 10(b) of the Securities Exchange Act of 1934 and Exchange Act Rule 10b-5.
      In March 2004, the Company announced its intention to restate its financial statements for 2002 and 2001 and revise its previously announced financial results for 2003. The decision resulted from the findings of an investigation into past accounting practices that concluded on March 12, 2004. In the March quarter of 2004, the Company voluntarily disclosed to the staff of the SEC past accounting practices applicable to its 2002 and 2001 financial statements that were not in compliance with GAAP. In June 2004, the Company restated its financial statements for 2002 and 2001 and reported revised financial statements for 2003.
      We continue to cooperate with the SEC in its review of these matters. The Company has been in discussions with the staff of the SEC regarding the SEC’s review of these matters, and based on communications with the staff, the Company expects these discussions to result in a settlement with the SEC in which the Company would be enjoined from future violations of certain provisions of the Securities Exchange Act of 1934 and required to pay a $30 million penalty. The Company would be unable to deduct the $30 million penalty for income tax purposes, be reimbursed or indemnified for such payment through insurance or any other source, or use the payment to setoff or reduce any award of compensatory damages to plaintiffs in related securities litigation. Final settlement with the SEC would be subject to agreement on final terms and documentation, approval by the Company’s board of directors and approval by the SEC Commissioners. Given that the expected settlement is probable and the amount of loss can be reasonably

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
estimated, in the March quarter of 2005, the Company recorded a charge of $30 million classified as general and administrative expense in the statement of operations. There is a corresponding accrual recorded in other current liabilities in the Company’s balance sheet as of June 30, 2005.

Litigation
      After the Company announced in January 2003 that it would restate its financial results as a result of transactions entered into with AOL in September 2000, numerous separate complaints purporting to be class actions were filed in the United States District Court for the Northern District of California alleging that the Company and some of its officers and directors violated provisions of the Securities Exchange Act of 1934. The complaints contain varying allegations, including that the Company made materially false and misleading statements with respect to its 2000, 2001 and 2002 financial results included in its filings with the SEC, press releases and other public disclosures. On May 2, 2003, a lead plaintiff and lead counsel were appointed. A consolidated complaint entitled In Re VERITAS Software Corporation Securities Litigation was filed by the lead plaintiff on July 18, 2003. On February 18, 2005, the parties filed a Stipulation of Settlement in the class action. On March 18, 2005, the Court entered an order preliminarily approving the class action settlement. Pursuant to the terms of the settlement, a $35.0 million settlement fund was established on March 25, 2005, all of which has been funded by the Company’s insurance carriers as of June 30, 2005.
      On August 2, 2004, the Company received a copy of an amended complaint in Stichting Pensioenfonds ABP v. AOL Time Warner, et. al. in which it was named as a defendant. The case was originally filed in the United States District Court for the Southern District of New York in July 2003 against Time Warner (formerly, AOL Time Warner), current and former officers and directors of Time Warner and AOL, and Time Warner’s outside auditor, Ernst & Young LLP. The plaintiff alleges that the Company aided and abetted AOL in alleged common law fraud and also alleges that the Company engaged in common law fraud as part of a civil conspiracy. The plaintiff seeks an unspecified amount of compensatory and punitive damages. On November 22, 2004, the Company filed a motion to dismiss in this action and the plaintiff filed its opposition memoranda on March 4, 2005. The Company filed its reply on April 14, 2005. The motion remains pending.
      On July 7, 2004, a purported class action complaint entitled Paul Kuck, et al. v. VERITAS Software Corporation, et al. was filed in the United States District Court for the District of Delaware. The lawsuit alleges violations of federal securities laws in connection with the Company’s announcement on July 6, 2004 that it expected its results of operations for the fiscal quarter ended June 30, 2004 to fall below its earlier estimates. The complaint generally seeks an unspecified amount of damages. Subsequently, additional purported class action complaints have been filed in Delaware federal court, and on March 3, 2005, the Court entered an order consolidating these actions and appointing lead plaintiffs and counsel. Counsel for lead plaintiffs filed a consolidated amended complaint (“CAC”) on May 27, 2005, expanding the class period from April 23, 2004 through July 6, 2004. The CAC also named another officer as a defendant and added allegations that the Company and the named officers made false or misleading statements in the Company’s press releases and SEC filings regarding the Company’s financial results, which allegedly recognized revenue from contracts that were unsigned or lacked essential terms. Defendants filed a motion to dismiss the CAC on July 20, 2005. The motion remains pending. We intend to defend the action vigorously.
      The foregoing cases that have not been settled or dismissed are still in the preliminary stages, and it is not possible for the Company to quantify the extent of its potential liability, if any. An unfavorable outcome in any of these matters could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flow.
      In addition to the legal proceedings listed above, the Company is also party to various other legal proceedings that have arisen in the ordinary course of business. The Company currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
effect on the Company’s financial position as of June 30, 2005. However, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur prior to the time these financial statements are issued, there exists the possibility of a material adverse impact on the Company’s financial position and results of operations as of and for the three months ended June 30, 2005.

19.	Segment Information
      The Company operates in one segment, storage and infrastructure software solutions. The Company’s products and services are sold throughout the world, both directly to end-users and through a variety of indirect sales channels. The Company’s chief operating decision maker, the chief executive officer, evaluates the performance of the Company based upon stand-alone revenue of product channels and the geographic regions of the segment and does not receive discrete financial information about asset allocation, expense allocation or profitability from the Company’s storage products or services.

Geographic Information

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In thousands)
User license fees(1):
United States	$124,475	$142,751	$267,136	$315,261
Europe(2)	108,432	89,545	242,634	179,244
Other(3)	51,624	37,620	98,003	77,820

Total user license fees	284,531	269,916	607,773	572,325

Services(1):
United States	155,033	146,006	307,551	271,745
Europe(2)	63,211	50,833	123,002	91,833
Other(3)	26,546	18,279	50,253	34,878

Total services	244,790	215,118	480,806	398,456

Total net revenue	$529,321	$485,034	$1,088,579	$970,781

	June 30,	December 31,
	2005	2004

	(In thousands)
Long-lived assets(4):
United States	$1,931,937	$1,954,158
Europe(2)	750,595	719,290
Other(3)	14,724	11,880

Total	2,697,256	2,685,328
Other assets, including current	3,410,686	3,203,231

Total consolidated assets	$6,107,942	$5,888,559

(1)	License and services revenues are attributed to geographic regions based on location of customers.

(2)	Europe includes the Middle East and Africa.

(3)	Other consists of Canada, Latin America, Japan and the Asia Pacific region.

VERITAS SOFTWARE CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)	Long-lived assets include all long-term assets except those specifically excluded under SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, such as deferred income taxes and financial instruments.
      For the three and six months ended June 30, 2005 and 2004, no end-user customer or distributor accounted for more than 10% of the Company’s net revenue.

User License Fees Information
      The Company markets and distributes its software products both as stand-alone software products and as integrated product suites, also referred to as application solutions. The Company derives its user license fees from the licensing of its technology, segregated into three product areas: Data Protection, which include its NetBackup, Backup Exec and Enterprise Vault product families; Storage Management, which includes its Storage Foundation, Replicator and storage resource management product families; and Utility Computing Infrastructure, which includes its Cluster Server, CommandCentral, OpForce and i 3 product families. User license fees by product area were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2005	2004	2005	2004

	(In millions)
User license fees:
Data protection	$156.7	$151.3	$331.0	$313.1
Storage management	65.0	74.3	140.9	158.2
Utility computing infrastructure	62.8	44.3	135.9	101.0

Total user license fees	$284.5	$269.9	$607.8	$572.3